                                                                    EXHIBIT 12.2

                         AEROSOL SERVICES COMPANY, INC.

                         FIXED CHARGE RATIO COMPUTATION
                               (GUARANTORS ONLY)


                                                                                        ASC
                                                          ---------------------------------------------------------------
                                                          FISCAL YEAR ENDED DECEMBER 31,    THREE MONTH     NINE MONTH
                                                                                           PERIOD ENDED    PERIOD ENDED
                                                          -------------------------------  SEPTEMBER 28,   SEPTEMBER 26,
                                                            1995       1996       1997         1997            1998
                                                          ---------  ---------  ---------  -------------  ---------------
                                                                              (DOLLARS IN THOUSANDS)
Income before taxes.....................................  $      92  $   1,588  $     322    $     574       $   3,004
Fixed charges reflected in income (loss) before taxes
  Interest expense......................................      3,689      3,442      2,946          473             179
  One third of rental expenses..........................        342        336        336           84             268
                                                          ---------  ---------  ---------  -------------        ------
Total fixed charges.....................................  $   4,031  $   3,778  $   3,282    $     557       $     447
                                                          ---------  ---------  ---------  -------------        ------
                                                          ---------  ---------  ---------  -------------        ------
Income (loss) before taxes plus fixed charges above.....  $   4,123  $   5,366  $   3,604    $   1,131       $   3,451
Fixed charge ratio......................................       1.02x      1.42x      1.10x        2.03x           7.72x

                          PIEDMONT LABORATORIES, INC.

                         FIXED CHARGE RATIO COMPUTATION
                               (GUARANTORS ONLY)

                                                                                                               NINE MONTHS
                                                                         PIEDMONT                                 ENDED
                                                                                                             ---------------
                              ----------------------------------------------------------------------------------------------
                               FISCAL YEAR    FISCAL YEAR    FISCAL YEAR     FISCAL YEAR      FISCAL YEAR
                                  ENDED          ENDED          ENDED           ENDED            ENDED
                               OCTOBER 3,     OCTOBER 2,     OCTOBER 1,     SEPTEMBER 29,    DECEMBER 31,     SEPTEMBER 28,
                                  1993           1994           1995            1996             1997             1997
                              -------------  -------------  -------------  ---------------  ---------------  ---------------
                                                                  (DOLLARS IN THOUSANDS)
Income (loss) before
  taxes.....................    $   1,172      $   1,967      $   1,522       $   1,892        $    (210)       $     199
Fixed charges reflected in
  income (loss) before taxes
  Interest expense..........          290            227            200             222            1,275              840
  One third of rental
    expenses................          121            120            107             131              125               95
                                   ------         ------         ------          ------           ------           ------
Total fixed charges.........    $     411      $     347      $     307       $     353        $   1,400        $     935
                                   ------         ------         ------          ------           ------           ------
                                   ------         ------         ------          ------           ------           ------
Income (loss) before taxes
  plus fixed charges
  above.....................    $   1,583      $   2,314      $   1,829       $   2,245        $   1,190        $   1,134
Fixed charge ratio..........         3.85x          6.67x          5.96x           6.36x            0.85x            1.21x
  Fixed charge deficiency...       --             --             --              --            $     210

                               SEPTEMBER 26,
                                   1998
                              ---------------
Income (loss) before
  taxes.....................     $     936
Fixed charges reflected in
  income (loss) before taxes
  Interest expense..........           383
  One third of rental
    expenses................           135
                                    ------
Total fixed charges.........     $     518
                                    ------
                                    ------
Income (loss) before taxes
  plus fixed charges
  above.....................     $   1,454
Fixed charge ratio..........          2.81x
  Fixed charge deficiency...

                           KOLMAR LABORATORIES, INC.

                         FIXED CHARGE RATIO COMPUTATION
                               (GUARANTORS ONLY)


                                                                                       KOLMAR
                                                          -----------------------------------------------------------------
                                                          FISCAL YEAR ENDED DECEMBER 31,          NINE MONTHS ENDED
                                                                                           --------------------------------
                                                          -------------------------------   SEPTEMBER 28,    SEPTEMBER 26,
                                                            1995       1996       1997          1997             1998
                                                          ---------  ---------  ---------  ---------------  ---------------
                                                                               (DOLLARS IN THOUSANDS)
Income before taxes.....................................  $   2,121  $   3,832  $   3,978     $   3,287        $   5,768
Fixed charges reflected in income before taxes
  Interest expense......................................      2,809      3,167      3,709         2,786              342
  One third of rental expenses..........................        271        343        274           205              264
                                                          ---------  ---------  ---------        ------           ------
Total fixed charges.....................................  $   3,080  $   3,510  $   3,983     $   2,991        $     606
                                                          ---------  ---------  ---------        ------           ------
                                                          ---------  ---------  ---------        ------           ------
Income (loss) before taxes plus fixed charges above.....  $   5,201  $   7,342  $   7,961     $   6,278        $   6,374
Fixed charge ratio......................................       1.69x      2.09x      2.00x         2.10x           10.52x